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                                                                   Exhibit 10.38


                              SEPARATION AGREEMENT

      This Agreement (the "Separation Agreement") effective as of this 31st day of October, 2002 (the "Effective Date") by and between Brooks-PRI Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 (the "Company"), and Ellen B. Richstone, of 67 Bullard Road, Weston, Massachusetts 02493 (the "Executive").

                                   WITNESSETH:

      WHEREAS, Executive has been employed by the Company since October 19, 1998 as Senior Vice President Finance and Administration and Chief Financial Officer, pursuant to certain terms as described in an offer letter of the same date by and between the Company and Executive (the "Offer Letter");

      WHEREAS, the Company and Executive entered into an Indemnification Agreement (the "Indemnification Agreement") on or about February 11, 2000;

      WHEREAS, the Executive desires to resign her duties as an officer of the Company on the earlier of (i) the date the Executive elects to resign all of her positions as an employee, officer or director of the Company or with any of its affiliates and subsidiaries, including without limitation her position as Senior Vice President Finance and Administration and Chief Financial Officer or (ii) November 30, 2002 (the "Resignation Date"); and

      WHEREAS, the parties wish to establish the terms of a Separation Agreement incident to the termination of Executive's employment with the Company and to resolve all matters between them.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein it is hereby agreed by and between the Company and Executive as follows:

      1. Employment Relationship. The Executive agrees that she shall resign all of her positions as an employee, officer or director of the Company or with any of its affiliates and subsidiaries, including without limitation her position as Senior Vice President Finance and Administration and Chief Financial Officer, effective as of the Resignation Date. Prior to the Resignation Date, Executive shall work with such person or persons and at such Company location in Chelmsford, Massachusetts as designated by the Chief Executive Officer of the Company to transition her duties and responsibilities. Executive shall continue to be paid her current base salary until the Resignation Date. It is expressly understood and acknowledged by Executive that this Separation Agreement provides her with substantial payments above and beyond that to which she would be otherwise entitled from the Company.

      2. Severance. The Company shall pay the Executive total severance of Four Hundred Twenty Thousand Dollars ($420,000) (the "Severance"). Following the Resignation Date, the Severance shall be paid in 12 equal, monthly installments beginning on the first day of the month immediately following the Resignation Date and continuing on the first day of the next eleven (11) months thereafter. Further, the Company shall pay Executive all accrued and unpaid vacation upon the Resignation Date.


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      3. Other Benefits.

      (a) Benefit Plans. Following the Resignation Date, the Company will pay health and dental premiums on behalf of Executive in accordance with her rights under the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") until the date which is twelve (12) months following the Resignation Date.

      (b) Perquisites. The Company will permit the Executive to retain her laptop computer following the Resignation Date.

      (c) Bonus. If and to the extent the Company pays bonuses to its executive officers for the fiscal year ended September 30, 2002, the Company agrees to pay the Executive a pro rata portion of her bonus for that period, at the same time the Company pays such bonuses to its actively employed executive officers.

      4. Outplacement Benefits. The Company agrees to provide Executive with no more than Thirty Thousand Dollars ($30,000) worth of executive outplacement services with an outplacement firm selected by the Executive.

      5. [RESERVED]

      6. Confidentiality. By employment with the Company, Executive has had, or will have, contact with and gain knowledge of certain confidential and proprietary information and trade secrets, including without limitation, analyses of the Company's prospects and opportunities; programs (including advertising); direct mail and telephone lists, customer lists and potential customer lists; the Company's plans for present and future developments; marketing information including strategies, tactics, methods, customer's market research data; financial information, including reports, records, costs, and performance data, debt arrangements, holdings, income statements, annual and/or quarterly statements and accounting records and/or tax returns; operational information, including operating procedures, products, methods, service techniques, "know-how", tooling, plans, concepts, designs, specifications, trade secrets, processes, methods and suppliers; technical information, including computer software programs; research and development projects; product formulae, processes, inventions, designs, or discoveries, which information the Company treats as confidential. Executive agrees that Executive will not communicate or disclose to any third party or use for Executive's own account, without the written consent of the Company, any of the aforementioned information or material, except as required by law, unless and until such information or material becomes generally available to the public through sources other than Executive.

      Executive will deliver to the Company all property, documents, or materials in her possession or custody, of any nature belonging to the Company whether in original form or copies of any kind, including any trade secrets and proprietary information upon the Resignation Date.

      7. Public Statements.

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      (a) Press Release. On or before October 31, 2002, the Company shall issue a press release in substantially the form attached as Exhibit A.

      (b) Reference. The Company will provide the Executive with a letter of reference in the form attached as Exhibit B. The Executive may advise any prospective employer that desires an oral reference to contact Robert J. Therrien and/or Steven Wentzell, who shall respond in conformity with Exhibit B. The Executive and the Company acknowledge and agree that Messrs. Therrien and Wentzell are the only representatives of the Company authorized to provide oral references on behalf of the Executive.

      (c) Non-Disparagement. For so long as the Executive is engaged by the Company under this Separation Agreement, and at all times thereafter, the Executive shall support the Company in public statements and in all dealings with third parties, and will refrain from making any derogatory or false statements with respect to the Company or any of its officers, directors, employees, advisors, customers or other related or affiliated parties. For so long as the Executive is engaged by the Company under this Separation Agreement, and at all times thereafter, the Company will refrain from making any derogatory or false statements with respect to the Executive.

      8. Stock Options. The parties agree and acknowledge that in accordance with the terms of the Offer Letter all options granted to Executive, including but not limited to options granted pursuant to option agreements dated November 19, 1998; October 1, 2001; January 5, 2000; May 31, 2000; and January 2, 2001
(collectively the "Option Agreements"), shall be fully vested on the Resignation Date. The options shall remain exercisable following the Resignation Date in accordance with the terms of the applicable Option Agreement.

      9. Indemnification. The Company agrees to continue to indemnify the Executive for a period of 10 years from the Resignation Date in accordance with the terms and conditions set forth in the Indemnification Agreement.

      10. Remedies. Any breach or threatened breach by the Executive of the provisions of this Separation Agreement could result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. In such event, the Company shall be entitled to injunctive relief and/or specific performance, and such other relief that may be proper (including monetary damages, if proper). Any breach or threatened breach by the Company of the provisions of this Separation Agreement could result in irreparable and continuing damage to the Executive for which there is no adequate remedy at law. In such event, the Executive shall be entitled to injunctive relief and/or specific performance, and such other relief that may be proper (including monetary damages, if proper).

      11. [RESERVED]


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      12. Release. Except for Executive's rights arising under this Separation
Agreement, Executive specifically releases, remises and forever discharges the Company and its officers, directors and employees, acting in their capacity as such, from all claims of any nature which Executive now has or ever had arising from her employment with the Company, whether common law claims or statutory claims, including but not limited to:

      (a) Claims under any state or federal discrimination, fair employment practices or other employment related statute, or regulation (as they may have been amended through the date of this Separation Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Massachusetts or other state or local statute or ordinance;

      (b) Claims under any other state or federal employment related statute, or regulation (as they may have been amended through the date of this Agreement) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar Massachusetts or other state or local statute or ordinance;

      (c) Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and

      (d) Any other claim arising under state or federal law.

      (e) Notwithstanding the foregoing, this release shall exclude (a) Executive's rights to defense and indemnification from the Company for actions taken in the course and scope of her employment with the Company and its subsidiaries and affiliates; and (b) claims to enforce this Agreement.

      13. Older Workers Benefit Protection Act of 1990. This paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 ("OWBPA") with regard to Executive's waiver of rights under the Age Discrimination in Employment Act of 1967 ("ADEA"):

      (a) Executive is specifically waiving rights and claims under ADEA;

      (b) The waiver of rights under ADEA does not extend to any rights or claims arising after the date this Separation Agreement is signed by Executive;


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      (c) Executive acknowledges receiving consideration for this waiver;

      (d) Executive acknowledges that she has been advised to consult with an attorney before signing this Separation Agreement; and

      (e) Executive acknowledges that after receiving a copy of this Separation Agreement, Executive had the right to take up to 21 days to consider her decision to sign the Separation Agreement; the parties agree that changes, whether material or immaterial, do not restart the running of the 21 day period.

      This Separation Agreement does not become effective for a period of seven days after Executive signs it. Executive has the right to revoke this Separation Agreement during the seven day period. Revocation must be made in writing, signed by Executive and delivered to the Company during the seven day period. If Executive revokes this Separation Agreement, the entire Separation Agreement shall be null and void.

      14. Miscellaneous.

      (a) Entire Agreement. This Separation Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, including without limitation the Offer Letter and the change of control agreement entered into by and between the Company and the Executive, dated as of November 11, 1999.

      (b) Release. Executive agrees to execute another release in substantially the same form as set forth in Sections 12 and 13 herein upon the Resignation Date to release any claims arising between the Effective Date and the Resignation Date.

      (c) Severability. In the event that any court having jurisdiction shall determine that any covenant or other provision contained in this Separation Agreement shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any covenant or provision wholly unenforceable, the remaining covenants and provisions of this Separation Agreement shall nevertheless remain in full force and effect.

      (d) Assignment. This Separation Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party hereto.

      (e) Notices. All notices and other communications given or made pursuant hereto shall be in writing (including telecopier or facsimile or similar writing) and shall be deemed to have been duly given or made as of the date delivered, mailed or sent if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by telecopier to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice, except that notices of changes of address or telecopier numbers shall be effective only upon receipt):


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If to the Company:

Brooks-PRI Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
Attn:  Vice President, Human Resources

If to the Executive:

Ellen B. Richstone
67 Bullard Road
Weston, MA 02493

      (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles thereof. Each of the parties agrees that any action brought to enforce the rights or obligations of any party under this agreement shall be commenced and maintained in the United States District Court for the District of Massachusetts or the Trial Court of the Commonwealth of Massachusetts, Middlesex Superior Court. Each of the parties further agrees that process may be served upon it by overnight courier or by certified mail, return receipt requested, and consents to the exercise of jurisdiction over it and its properties with respect to any action, suit, or proceeding arising out of or in connection with this Agreement.

      (g) Amendment. This Separation Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

      (h) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Separation Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Separation Agreement, and (iii) the terms and provisions of this Separation Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Separation Agreement.

      (i) Compliance. The failure of any party hereto to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such power or right at any other time or times.

      (j) Headings. The headings contained in this Separation Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Separation Agreement.

      (k) Counterparts. This Separation Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one


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and the same agreement.

      (l) Absence of Duress. Executive acknowledges that she has been afforded sufficient time to understand the terms and effects of this Separation Agreement, and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Separation Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, Executive and the Company's duly authorized representative have caused this Separation Agreement to be executed under seal as of the day and year first above written, to become effective seven days after Executive signs as provided in Paragraph 13.

                                          BROOKS-PRI AUTOMATION, INC.


                                          By:   /s/ Robert J. Therrien
                                              ----------------------------------



                                          EXECUTIVE:


                                          /s/ Ellen B. Richstone
                                          --------------------------------------
                                          Ellen B. Richstone

I, Ellen B. Richstone, represent and agree that I have carefully read this Separation Agreement; that I have been given ample opportunity to consult with my legal counsel or any other party to the extent, if any, that I desire; and that I am voluntarily signing by my own free act. This Separation Agreement constitutes a voluntary and knowing waiver of rights under the laws and statutes referenced above.


Dated: October 31, 2002                   /s/ Ellen B. Richstone
                                          --------------------------------------
                                          Ellen B. Richstone


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